Exhibit 10.1


                                 PROMISSORY NOTE

$40,000,000                                                      August 29, 1997

     FOR VALUE RECEIVED, Neodata Services, Inc. (the "Maker") hereby promises to pay on the Maturity Date (as hereinafter defined) to the order of Electronic Data Systems Corporation (the "Payee") the principal sum of Forty Million and no/100 Dollars ($40,000,000.00), or, if less, the unpaid principal amount of all loans made by Payee (which amount as of the date of this Note equals $23,690,638.87) to the Maker. This Note is meant to evidence existing and future indebtedness of Maker to Payee, it being understood that principal amounts may be repaid and readvanced from time to time at the option of Payee.

     1. Maturity. Subject to acceleration in the event of default under Section 4 hereof, this Note shall mature, and all unpaid principal and all accrued and unpaid interest thereon shall become due and payable, on the earlier of (i) January 31, 2002 and (ii) the demand of the holder of this Note at any time following the repayment in full of the Company's 12% Senior Deferred Coupon Notes due 2003 (the "Senior Notes") (the "Maturity Date").

     2. Repayment of Principal. All outstanding principal shall be due and payable on the Maturity Date.

     3. Optional Prepayments. The Maker may at any time and from time to time prepay all or any portion of the principal amount of this Note, without penalty or premium.

     4. Events of Default. If any of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Maker shall fail in the payment of any portion of the principal amount of this Note when the same becomes due and payable;

          (b) the Maker shall (i) fail generally to pay Maker's debts as they become due, (ii) file, or consent to the filing of, a petition seeking liquidation, reorganization or other relief with respect to Maker's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, (iii) consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official for any substantial part of Maker's properties, or iv) make a general assignment for the benefit of Maker's creditors;

          (c) an order shall be entered by a court or other governmental authority of competent jurisdiction (i) granting any relief with respect to the Maker or Maker's debts in any case or proceeding for liquidation, reorganization or otherwise under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointing, without the consent of the Maker, a trustee, receiver, liquidator, custodian or other similar official for any substantial part of Maker's properties, or (iii) pursuant to the terms of which the Maker is

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adjudicated to be insolvent; provided, however, that any such order specified in clause (i), (ii) or (iii) above shall not have been dismissed within 30 days;

          (d) the Maker shall be dissolved, liquidated or terminated for any reason; then, and in any such event, the Payee may, by notice to the Maker, declare this Note (together with all interest accrued hereon) to be, and this Note shall thereupon become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Maker; provided, however, that in the case of any of the Events of Default specified in clause
(b), (c) or (d) above, without any notice to Maker or any other act by the Payee, this Note (together with the accrued interest thereon) shall automatically become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or notice of any other kind, all of which are hereby waived by the Maker.

     5. Amendment; Waiver. The terms and provisions of this Note may be modified or amended, and the observance of any term or provision hereof may be waived, only by a written instrument executed by the Maker and the Payee or any other holder hereof. No failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     6. Parties in Interest; Assignment. This Note shall be binding upon and inure to the benefit of the Maker and the Payee and their respective successors and assigns. The Payee may at any time assign this Note or Payee's rights and interests herein to any person. If the Payee makes such an assignment, Payee shall provide notice thereof to the Maker within ten Business Days of such assignment.

     7. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCEPT THAT NO EFFECT SHALL BE GIVEN TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS).

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the 29th day of August, 1997.


                                        NEODATA SERVICES, INC.


                                        By:    /s/ Jeffrey D. Cushman
                                               ---------------------------------
                                        Name:  Jeffrey D. Cushman
                                        Title: Assistant Treasurer





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